EXHIBIT 10.6

                     MORTGAGE AND SECURITY AGREEMENT


                                   by


   BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC., as Mortgagor


                              in favor of


         FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Mortgagee




                       Dated as of August 1, 1995









Record and Return to:    Lisa R. Jacobs
                         Pepper, Hamilton & Scheetz
                         3000 Two Logan Square
                         18th and Arch Streets
                         Philadelphia, PA  19103-2799


Prepared by:        ___________________________
                    Lisa R. Jacobs, Esq.

                      MORTGAGE AND SECURITY AGREEMENT


DATE:          As of August 1, 1995

MORTGAGEE:     FIRST FIDELITY BANK, NATIONAL ASSOCIATION
               123 S. Broad Street, PMB 006
               Philadelphia, PA  19109
               Attention:  Stephen H. Clark, Vice President
               Telecopier No.:  (215) 985-8793

               MORTGAGOR:     BURLINGTON COAT FACTORY WAREHOUSE OF
                              NEW JERSEY, INC.

               Type of Entity:          Corporation
               State of Organization:   New Jersey
               Mailing Address:         1830 Route 130, Burlington, NJ  08016
               Telecopier No.:          (609) 387-9011

MORTGAGED      Street Address:          1830 Route 130
PREMISES:      Township of:             Burlington
               County of:               Burlington
               State of:                New Jersey

          WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7, 1974, as amended and supplemented (the "Act"), declares it to be in the public interest and to be the policy of the State of New Jersey (the "State") to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and

          WHEREAS, the New Jersey Economic Development Authority (the "Authority"), a public body corporate and politic constituting an instrumentality of the State of New Jersey was created to aid in remedying the aforesaid conditions and to implement the purposes of the Act, and the Legislature has determined that the authority and powers conferred upon the Authority under the Act and the expenditure of moneys pursuant thereto constitute a serving of a valid public purpose and that the enactment of the provisions set forth in the Act is in the public interest and for the public benefit and good and has been so declared to be as a matter of express legislative determination; and

          WHEREAS, the Authority, to accomplish the purposes of the Act, is empowered to extend credit to such employment promoting enterprises in the name of the Authority on such terms and conditions and in such manner as it may deem proper for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and

          WHEREAS, Mortgagor (also referred to herein as the "Company") submitted an application (the "Original Application") to the Authority for financial assistance in the principal amount of $10,000,000 for financing a portion of the costs of a project (the "1985 Project") consisting of the acquisition of 46.779 acres of land in the Township of Burlington, Burlington County, New Jersey, the construction of an approximately 500,000 square foot building situate thereon for use as a national distribution center for the Company's products (which building currently contains 75,000 square feet of office space), the equipping of such building with conveyor systems, rolling racks and automated machinery and the construction of a parking lot adjacent to such building, and the Authority, by resolution duly adopted July 3, 1985 in accordance with the Act, accepted the application of the Company for assistance in financing the 1985 Project; and

          WHEREAS, the Authority, by resolution duly adopted September 4, 1985 in accordance with the Act, authorized the issuance of not to exceed $10,000,000 aggregate principal amount of its Economic Development Bonds (Burlington Coat Factory Warehouse of New Jersey, Inc. - 1985 Project) for the purpose of making a loan to the Company to finance the 1985 Project (the "Original Loan"); and

          WHEREAS, on September 20, 1985 the Authority issued $10,000,000 of its Economic Development Bonds dated September 1, 1985 to finance the 1985 Project (the "Prior Bonds"); and

          WHEREAS, those Prior Bonds maturing on or after September 1, 1996 are subject to redemption prior to maturity, at the option of the Company, on any interest payment date on or after September 1, 1995; and

          WHEREAS, the Company desires to redeem $10,000,000 aggregate principal amount of the Prior Bonds maturing on or after September 1, 1996 (the "Refunded Bonds") on September 1, 1995; and

          WHEREAS, the Company, by letter dated May 10, 1995, notified the Authority of its intent to redeem the Refunded Bonds on September 1, 1995 and has requested the Authority's assistance in the issuance of not to exceed $10,000,000 aggregate principal amount of bonds to refinance the 1985 Project and to redeem the Refunded Bonds; and

          WHEREAS, on July 11, 1995, the Authority, by resolution duly adopted (the "Resolution"), authorized the issuance of its Economic Development Refunding Bonds (Burlington Coat Factory Warehouse of New Jersey, Inc. - 1995 Project) (the "Refunding Bonds" or the "Bonds") for the purpose of providing funds for the Company to refinance the 1985 Project and to redeem the Refunded Bonds (the "Project"); and

          WHEREAS, the Authority has determined to issue the Bonds concurrently herewith pursuant to the Act, the Resolution and the Indenture (as hereinafter defined); and

          WHEREAS, the Loan shall be secured by a first mortgage lien (subject only to the defeasance of the Prior Bonds and the release of all liens created under the Prior Indenture (as herein defined)) on the Premises (as hereinafter defined), an Assignment of Leases on the Project Facility (as hereinafter defined), a first priority security interest in the Machinery and Equipment (as hereinafter defined), a Guaranty (as hereinafter defined), and such other security granted by the Company in connection with this transaction; and

          WHEREAS, the Authority, contemporaneously with the execution and delivery of this Agreement, shall enter into a Loan Agreement with the Company, and an Indenture of Trust dated as of August 1, 1995 (the "Indenture") wherein the Authority has assigned certain of its rights under the Loan Agreement to the Trustee for the benefit of the Holders from time to time of the Bonds;

          WHEREAS, to facilitate the issuance and sale of the Bonds and to enhance the marketability of the Bonds, the Company has requested the Bank to issue an irrevocable direct pay letter of credit substantially in the form of Annex A attached hereto (the "Letter of Credit"), in an amount up to an aggregate amount of $10,357,293.00 (as reduced and reinstated from time to time in accordance with the provisions of the Reimbursement Agreement (defined herein), the Letter of Credit and the other Loan Documents), of which (a) the sum of $10,000,000 shall be available to pay the principal amount of the Bonds either at maturity (whether at the stated maturity date or by acceleration) or upon redemption thereof, and (b) the remainder shall be available to pay up to 210 days' interest on the outstanding Bonds computed at the rate of six and one hundred twenty-five thousandths percent (6.125%) per annum accrued on the outstanding Bonds, as such interest becomes due;

          WHEREAS, the Company's obligations to the Bank under the Letter of Credit are evidenced by a Letter of Credit and Reimbursement Agreement dated as of even date herewith and entered into by and between the Company and the Bank (the "Reimbursement Agreement");

          WHEREAS, as a condition, among others, to its issuance of the Letter of Credit, the Bank has required that the Company enter into this Mortgage and Security Agreement;

          NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements herein set forth (each of which is incorporated herein by reference), intending to be legally bound hereby, and in order to induce the Bank to issue the Letter of Credit, the Company and the Bank hereby agree as follows:

     1. DEBT; LOAN DOCUMENTS. Mortgagor is indebted to Mortgagee in the principal sum not to exceed Ten Million Three Hundred Fifty Seven Thousand Two Hundred Ninety Three Dollars ($10,357,293.00), together with interest thereon, as evidenced by Reimbursement Agreement.

          This Mortgage is the Mortgage referred to in the Reimbursement Agreement. The indebtedness and obligations evidenced by the Reimbursement Agreement arise in connection with the Letter of Credit. As additional security for the payment and performance to Mortgagee of the Liabilities (as defined below), Mortgagor has executed and delivered to Mortgagee an Assignment of Leases and Rents assigning all of Mortgagor's rights as lessor under all leases affecting the Mortgaged Premises now or hereafter in effect (the "Assignment of Leases"), and other collateral documents described in or accompanying the Loan Agreement. This Mortgage, the Reimbursement
Agreement, the Letter of Credit, the Indenture, the Loan Agreement, the Guaranty, Financing Statements, the Assignment of Leases, the Placement Agreement, the Escrow Deposit Agreement, and all other guarantees, documents, certificates and instruments executed in connection therewith are sometimes hereinafter referred to collectively as the "Loan Documents" or individually as a "Loan Document". The terms and conditions of the Loan Documents are hereby made a part of this Mortgage to the same extent and with the same effect as if fully set forth herein. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Reimbursement Agreement.

     2.   LIABILITIES; GRANT OF MORTGAGE.

          To secure to Mortgagee (i) the repayment of all sums due under the Reimbursement Agreement and this Mortgage (and all extensions, renewals, replacements, substitutions, amendments and modifications thereof) and the other Loan Documents; (ii) the performance of all terms, conditions and covenants set forth in the Loan Documents; and (iii) all obligations and indebtedness of every kind and description of Mortgagor to Mortgagee arising under the Loan Documents, whether primary or secondary, absolute or contingent, direct or indirect, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, or now or hereafter existing (including without limitation, principal, interest, fees, late charges and expenses) (clauses (i), (ii) and (iii) hereof collectively, the "Liabilities"), Mortgagor has granted, bargained, sold, released and conveyed and by these presents does grant, bargain, sell, release and convey unto Mortgagee, its successors and assigns, all of Mortgagor's right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the "Mortgaged Premises"):

          2.1. All those certain tracts of land set forth above as the Mortgaged Premises and more particularly described in Schedule "A" attached hereto and made a part hereof (the "Real Estate");

          2.2. Any and all buildings and improvements now or hereafter erected on, under or over the Real Estate;

          2.3. Any and all fixtures, machinery, equipment and other articles of real, personal or mixed property, belonging to Mortgagor, at any time now or hereafter installed in, attached to or situated in or upon the Real Estate, or the buildings and improvements now or hereafter erected thereon, and used or intended to be used in connection with the operations and maintenance of a certain national distribution center existing or to be erected on the Real Estate, or in the operation of the buildings and improvements, plant, business or dwelling situate thereon, whether or not such real, personal or mixed property is or shall be affixed thereto, and all replacements, substitutions and proceeds of the foregoing, including without limitation: all boilers, furnaces, motors, appliances, transformers, generators, heaters, ranges, mantels, sprinkling and other fire prevention or extinguishing equipment, gas and electric fixtures, heating and plumbing, lighting, ventilating, refrigerating, incinerating, security, communications, irrigating, cleaning, cooking and air conditioning equipment, waste disposal equipment, elevators, escalators, cranes, hoists and platforms, screens, storms sash, screen doors, awnings, blinds, shades, gas and oil tanks, wall cabinets, together with all accessories, substitutions, fittings, additions, replacements, parts and accessions to any of the foregoing, any other building materials, building machinery and building equipment delivered to the Real

Estate during the course of, or in connection with any construction, repair or renovation on or of the Real Estate or the improvements thereon, and all files, books, ledgers, reports and records relating to any of the foregoing; excluding, however, trade fixtures such as material handling equipment, office furniture and fixtures, and all other items not related to the operation and maintenance of the building and land, unless the Bank has paid for or reimbursed the Borrower for the cost of acquiring the same, and all inventory of the Company.

          2.4. Any and all leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Mortgaged Premises and all extensions, renewals, amendments, modifications and replacements thereof, and any options, rights of first refusal or guarantees relating thereto (collectively, the "Leases"); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards and payments of any kind payable under the Leases or otherwise arising from the Mortgaged Premises including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (collectively, the "Rents"); all accounts, general intangibles and contract rights (including any right to payment thereunder, whether or not earned by performance) of any nature relating to the Mortgaged Premises or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts and architect's agreements; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies, books of account and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Mortgaged Premises;

          2.5. Any and all estates, rights, tenements, hereditaments, privileges, easements, reversions, remainders and appurtenances of any kind benefitting the Mortgaged Premises; all means of access to and from the Mortgaged Premises, whether public or private; all streets, alleys, passages, ways, water courses, water and mineral rights; all rights of Mortgagor as declarant or unit owner under any declaration of condominium or association applicable to the Mortgaged Premises; and all other claims or demands of Mortgagor, either at law or in equity, in possession or expectancy of, in, or to the Mortgaged Premises; and

          2.6. Any and all "proceeds" of any of the above-described Mortgaged Premises, which term shall have the meaning given to it in the Uniform Commercial Code as in effect in New Jersey (the "Code") and shall additionally include whatever is received upon the use, lease, sale, exchange, transfer, collection or other utilization or any disposition or conversion of any of the Mortgaged Premises, voluntary or involuntary, whether cash or non-cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory.

          TO HAVE AND TO HOLD the above granted and conveyed Mortgaged Premises, or mentioned and intended so to be, with the appurtenances, unto Mortgagee, its successors and assigns, forever.

     3.   ADVANCES.

          This Mortgage shall secure any and all present or future advances and readvances under the Reimbursement Agreement and the other Loan Documents made by Mortgagee to or for the benefit of Mortgagor or the Mortgaged Premises, including, without limitation: (i) principal, interest, late charges, fees and other amounts due under each of the other Loan Documents or this Mortgage; (ii) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any improvements on the Mortgaged Premises; (iii) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Mortgaged Premises or the lien of this Mortgage; and (iv) all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in connection with the Liabilities. Mortgagor agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof, Mortgagor fails to perform or observe any covenant or obligation under this Mortgage including, without limitation, payment of any of the foregoing, Mortgagee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Mortgagee shall be added to the amount secured by this Mortgage and the other LoanDocuments evidencing collateral security, and shall be due and payable on demand, together with interest at three percent (3%) per annum above the rate of interest then in effect under the Reimbursement Agreement, such interest to be calculated from the date of such advance to the date of repayment thereof. Mortgagor's obligations hereunder shall be continuing and shall survive notwithstanding a foreclosure of this Mortgage.

     4.   ASSIGNMENT OF LEASES.

          4.1. Mortgagor hereby assigns to Mortgagee, as further security for the payment of the Liabilities, all Leases and Rents. Mortgagor shall, upon demand, deliver to Mortgagee an executed copy of each Lease which, as of the date hereof, has been evidenced by a writing. The parties hereto acknowledge and agree that any Lease with respect to any portion of the Mortgaged Premises effective after the date hereof shall be in writing and shall be subject to the terms of Section 4.3 hereof. This assignment shall continue in effect until the Liabilities are paid in full and this Mortgage is satisfied or discharged of record; however, so long as no Event of Default (as defined below) exists, Mortgagor shall have a license to collect, and may retain, use and enjoy the Rents as they become due, but not prior to accrual, subject to the terms and conditions set forth in the Assignment of Leases. Such license granted to Mortgagor shall be immediately revoked without further notice or demand upon the occurrence of an Event of Default.

          4.2. Mortgagor shall timely perform all of its obligations under the Leases. Mortgagor represents and warrants that: (i) there are no leases or agreements to lease all or any part of the Real Estate now in effect, except those specifically set forth in, and assigned to Mortgagee by, the Assignment of Leases; and (ii) there is no assignment or pledge of any rents, issues or profits of or from the Mortgaged Premises now in effect, except pursuant to the

Assignment of Leases, and Mortgagor shall not make any assignment or pledge thereof to anyone other than Mortgagee until the satisfaction in full of the Liabilities.

          4.3. Mortgagor shall not, without the prior written consent of
Mortgagee: (i) enter into any lease of all or any portion of the Mortgaged Premises except in accordance with Section 5.13 of the Reimbursement Agreement;
(ii) amend, modify, terminate or accept a surrender of any Lease; or (iii) collect or accept rent from any tenant of the Mortgaged Premises for a period of more than one month in advance.

     5.   SECURITY AGREEMENT.

          This Mortgage constitutes a security agreement under the Code and shall be deemed to constitute a fixture financing statement. Mortgagor hereby grants to Mortgagee a security interest in the personal and other property included in the Mortgaged Premises (excluding inventory), and all replacements of, substitutions for, and additions to, such property, and the proceeds thereof. Mortgagor shall, at Mortgagor's own expense, execute, deliver, file and refile any financing or continuation statements or other security agreements Mortgagee may require from time to time to perfect, confirm and maintain the lien of this Mortgage with respect to such property. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for or on behalf of Mortgagor at Mortgagor's expense, which appointment, being for security, is coupled with an interest and shall be irrevocable.

     6.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

          6.1. Payment and Performance. Mortgagor shall (i) pay to Mortgagee all sums required to be paid by Mortgagor under the Loan Documents, in accordance with their stated terms and conditions; (ii) perform and comply with all terms, conditions and covenants set forth in each of the Loan Documents by which Mortgagor is bound; and (iii) perform and comply with all of Mortgagor's obligations and duties as landlord under any Leases.

          6.2. Seisin and Warranty. Mortgagor is seized of an indefeasible estate in fee simple in, and warrants (with bargain and sale covenants) the title to, the Mortgaged Premises; has good and valid title to all rents, issues and profits therefrom, and has the right, full power and lawful authority to grant, convey and assign the same to Mortgagee in the manner and form set forth herein; and this Mortgage is a valid and enforceable first lien on the Mortgaged Premises, subject only to that certain lien and security interest granted to the trustee for the Prior Bonds pursuant to that certain indenture of trust dated as of September 1, 1985 (the "Prior Indenture") and the documents, agreements and instrument executed and delivered therewith, which liens and security interests will be released in accordance with the provisions of Section 4.4 of the Reimbursement Agreement. Mortgagor hereby covenants that Mortgagor shall (i) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against all lawful claims whatsoever; and (ii) execute, acknowledge and deliver all such further documents or assurances, and cause to be done all such further acts as may at any time hereafter be required by Mortgagee to protect fully the lien of this Mortgage.

          6.3. Insurance.

               (a) Mortgagor shall obtain and maintain at all times throughout the term of this Mortgage insurance of the types, in such amounts and otherwise as required pursuant to Section 5.7 of the Reimbursement Agreement.

               (b) Mortgagor shall not take out any separate or additional insurance with respect to the Mortgaged Premises which is contributing in the event of loss unless approved by Mortgagee and in conformity with the requirements of this Section 6.3.

               (c) Notwithstanding the foregoing, in the event that Mortgagor fails to maintain insurance in accordance with this Section 6.3., and Mortgagee elects to obtain insurance to protect its interests hereunder, Mortgagee may obtain insurance in any amount and of any type Mortgagee deems appropriate to protect Mortgagee's interest only and Mortgagee shall have no duty or obligation to Mortgagor to maintain insurance in any greater amount or of any other type for the benefit of Mortgagor. All insurance premiums incurred or paid by Mortgagee shall be at Mortgagor's sole cost and expense in accordance with
Section 3 hereof. Mortgagee's election to obtain insurance shall not be deemed to waive any Event of Default (as hereinafter defined) hereunder.

          6.4. Taxes and Other Charges. Mortgagor shall prepare and timely file all federal, state and local tax returns required to be filed by Mortgagor and promptly pay and discharge all taxes, assessments, water and sewer rents, and other governmental charges imposed upon Mortgagor, the Mortgaged Premises or on any of Mortgagor's other property when due, but in no event after interest or penalties commence to accrue thereon or become a lien upon such property, except for those taxes, assessments, water and sewer rents, or other governmental charges then being contested in good faith by Mortgagor by appropriate proceedings and for which Mortgagor has established for the payment thereof adequate reserves in accordance with GAAP, and so long as such contest: (i) operates to prevent collection, stay any proceedings which may be instituted to enforce payment of such item, and prevent a sale of the Mortgaged Premises to pay such item; (ii) is maintained and prosecuted with due diligence; and (iii) shall not have been terminated or discontinued adversely to Mortgagor.
Mortgagor shall submit to Mortgagee, upon request, an affidavit signed by Mortgagor certifying that all federal, state and local tax returns have been filed to date and all taxes, assessments, water and sewer rents, and other governmental charges with respect to Mortgagor's properties have been paid to date.

          6.5. Escrows. If required by Mortgagee, following and during the continuance of an Event of Default, Mortgagor shall pay to Mortgagee at the time of payment of each installment of principal and interest due under the Reimbursement Agreement, and commencing with the first payment due after the date of such request, a sum equal to (a) the amount of the next installment of taxes, water and sewer rents and assessments levied or assessed against the Mortgaged Premises, and/or (b) the premiums which will next become due on the insurance policies required by this Mortgage, all in amounts as estimated by Mortgagee, less all sums already paid therefor or deposited with Mortgagee for the payment thereof, divided by the number of payments to become due before one (1) month prior to the date when such taxes and assessments and/or premiums, as applicable, will become due, such sums to be held by Mortgagee to pay the same when due. If such escrow funds are not sufficient to pay such taxes and assessments and/or insurance premiums, as applicable, as the same become due, Mortgagor shall pay to Mortgagee, upon request, such additional amounts as Mortgagee shall estimate to be sufficient to make up any deficiency. No amount paid to Mortgagee hereunder shall be deemed to be trust funds but may be commingled with general funds of Mortgagee and no interest shall be payable thereon. Upon the occurrence of an Event of Default, Mortgagee shall have the right, at its sole discretion, to apply any amounts so held against the Liabilities. If Mortgagor is not required to pay tax escrows pursuant to this Section 6.5., Mortgagor shall promptly provide to Mortgagee copies of receipted tax bills, canceled checks or other evidence satisfactory to Mortgagee evidencing that such taxes and assessments have been timely paid.

          6.6. Transfer of Title. Without the prior written consent of Mortgagee in each instance, Mortgagor shall not cause or permit any transfer of the Mortgaged Premises or any part thereof, whether voluntarily, involuntarily or by operation of law, nor shall Mortgagor enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Mortgaged Premises. A "transfer" of the Mortgaged Premises includes:
(i) the direct or indirect sale, transfer or conveyance of the Mortgaged Premises or any portion thereof or interest therein; (ii) the execution of an installment sale contract or similar instrument affecting all or any portion of the Mortgaged Premises; and (iii) if Mortgagor is a partnership or corporation, the transfer (whether in one transaction or a series of transactions) of stock, partnership or other ownership interests in Mortgagor.

          6.7. No Encumbrances.

               (a)  Except as permitted in accordance with the terms of Section
5.22 of the Reimbursement Agreement, Mortgagor shall not create or permit to exist any mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, attachment, levy, distraint or other judicial process on or against the Mortgaged Premises or any part thereof (including, without limitation, fixtures and other personalty), whether superior or inferior to the lien of this Mortgage, without the prior written consent of Mortgagee. If any non-consensual lien or encumbrance which is not permitted under the terms of Section 5.22 of the Reimbursement Agreement is filed or entered without Mortgagor's consent, Mortgagor shall have it removed of record within ten (10) days after it is filed or entered.

               (b) By placing or accepting a mortgage, lien or encumbrance of any type, whether voluntary or involuntary, against the Mortgaged Premises, the holder thereof shall be deemed to have agreed, without any further act or documentation being required, that its mortgage, lien or encumbrance shall be subordinate in lien priority to this Mortgage and to any future amendments, consolidations or extensions hereof (including, without limitation, amendments which increase the interest rate on the Reimbursement Agreement, extend the term of the Liabilities, provide for future advances secured by this Mortgage, or provide for the release of portions of the Mortgaged Premises with or without consideration).

               (c) Mortgagor agrees that it will cause the holder of any subordinate mortgage or other lien, whether or not consented to by Mortgagee, to expressly agree by acceptance of such subordinate mortgage or other lien that it waives and relinquishes any rights it may have, whether under a legal theory of marshalling of assets or any other theory at law or in equity, to restrain Mortgagee from, or recover damages from Mortgagee as a result of, Mortgagee exercising its various remedies hereunder or under any other documents evidencing or securing the Liabilities, in such order and with such timing as Mortgagee deems appropriate in its sole discretion.

               (d) Mortgagee may, at any time or from time to time, renew, extend or increase the amount of this Mortgage, alter or modify the terms hereof or of the Reimbursement Agreement in any way, waive any of the terms, covenants or conditions hereof or of the Reimbursement Agreement in whole or in part, release any portion of the Mortgaged Premises or any other security, and grant such extensions and indulgences in relation to the Liabilities as Mortgagee may determine, without the consent of any junior lienor or encumbrancer or any obligation to give notice of any kind thereto, and without in any manner affecting the priority or the lien hereof on all or any part of the Mortgaged Premises.

          6.8. Removal of Fixtures. Mortgagor shall not remove or permit to be removed from the Mortgaged Premises any fixtures presently or in the future owned by Mortgagor as the term "fixtures" is defined by the law in New Jersey (except as otherwise permitted pursuant to Section 5.13 of the Reimbursement Agreement).

          6.9. Maintenance and Repair; Alterations.

               (a) Mortgagor shall (i) abstain from and not permit the commission of waste in or about the Mortgaged Premises; (ii) keep the Mortgaged Premises, at Mortgagor's own cost and expense, in good and substantial repair, working order and condition; (iii) make or cause to be made, as and when necessary, all repairs and replacements, whether or not insurance proceeds are available therefor; and (iv) not remove, demolish, materially alter, discontinue the use of, permit to become vacant or deserted, or otherwise dispose of all or any part of the Mortgaged Premises. All alterations, replacements, renewals or additions made pursuant to this Section 6.9. shall automatically become a part of the Mortgaged Premises and shall be covered by the lien of this Mortgage.

               (b) Mortgagee, and any persons authorized by Mortgagee, shall have the right, but not the obligation, to enter upon the Mortgaged Premises at any reasonable time to inspect and photograph its condition and state of repair. In the event any such inspection reveals, in the sole discretion of Mortgagee, the necessity for any repair, alteration, replacement, clean-up or maintenance, Mortgagor shall, at the discretion of Mortgagee, either: (i) cause such work to be effected immediately; or (ii) promptly establish an interest bearing reserve fund with Mortgagee in an amount determined by Mortgagee for the purpose of effecting such work.

          6.10. Compliance with Applicable Laws. Mortgagor agrees to observe, conform and comply, and to cause its tenants to observe, conform and comply with all federal, state, county, municipal and other governmental or quasi-governmental laws, rules, regulations, ordinances, codes, requirements, covenants, conditions, orders, licenses, permits, approvals and restrictions, including without limitation, the Americans with Disabilities Act of 1990 (collectively, "Legal Requirements"), now or hereafter affecting all or any part of the Mortgaged Premises, its occupancy or the business or operations now or hereafter conducted thereon and the personalty contained therein, within such time as required by such Legal Requirements. Mortgagor has caused the Mortgaged Premises to be designed, and the Mortgaged Premises currently is, in compliance with all Legal Requirements applicable to the Mortgaged Premises.

          6.11.     Damage, Destruction and Condemnation.

          (a) If all or any part of the Mortgaged Premises is partially or totally damaged or destroyed, Mortgagor shall give prompt notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor. Mortgagor hereby authorizes and directs any affected insurance company to make payment under such insurance, including return of unearned premiums, to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor's attorney-in-fact to endorse any draft thereof, which appointment, being for security, is coupled with an interest and irrevocable. Subject to the provision of subsection (d) hereof, Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise, in consultation with Mortgagor, any claims for loss, damage or destruction to the Mortgaged Premises. Mortgagor shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. All rights to the insurance proceeds are hereby assigned to Mortgagee as additional security for payment of the Liabilities.

               (b) Immediately upon obtaining knowledge of the institution of any proceeding for the condemnation of all or any part of the Mortgaged Premises, Mortgagor shall give notice to Mortgagee. Mortgagor shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with Mortgagee and shall cooperate with it in the defense of any such proceeding. Mortgagee may participate in any such proceeding and Mortgagor shall from time to time deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor shall not, without Mortgagee's prior written consent which will not be unreasonably withheld or delayed, enter into any agreement for the taking or conveyance in lieu thereof of all or any part of the Mortgaged Premises. All awards and proceeds of condemnation are hereby assigned to Mortgagee, and Mortgagor, upon request by Mortgagee, agrees to make, execute and deliver any additional assignments or documents necessary from time to time to enable Mortgagee to collect the same. Such awards and proceeds shall be paid or applied by Mortgagee, subject to the provision of subsection
(d) hereof, to: (i) reduction of the Liabilities; (ii) restoration, replacement or repair of the Mortgaged Premises in accordance with Mortgagee's standard construction loan disbursement conditions and requirements; or (iii) Mortgagor.

               (c) Nothing in this Section 6.11 shall relieve Mortgagor of its duty to repair, restore, rebuild or replace the Mortgaged Premises following damage or destruction or partial condemnation if no or inadequate insurance proceeds or condemnation awards are available to defray the cost of repair, restoration, rebuilding or replacement so long as Mortgagee makes the proceeds of the insurance required hereunder, which are paid to Mortgagee, available for such purpose. Notwithstanding the foregoing, if Mortgagee elects not to make the aforesaid insurance proceeds available hereunder in accordance with the terms of this Article 9, Mortgagor's sole responsibility under this subsection
(c) shall be to demolish the damaged or destroyed portion of the Mortgaged Premises or adequately secure the Mortgaged Premises from additional damage or deterioration, all to the reasonable satisfaction of

Mortgagee; and provided that no Default or Event of Default under any of the Loan Documents has occurred, Mortgagee shall release insurance proceeds to the extent required for, and for the limited purpose of, such demolition or securing of the Mortgaged Premises.

               (d) Notwithstanding the provisions of subparagraphs (a) and (b) above, in the event that all or any part of the Mortgaged Premises is damaged by fire or other casualty, in an amount aggregating less than $5,000,000 the Mortgagor shall use said funds for restoration, repair or replacement of the Mortgaged Premises. Such funds shall be paid in accordance with the Mortgagee's standard construction loan disbursement conditions as set forth on Schedule III to the Reimbursement Agreement and in accordance with Section 3.3 of the Loan Agreement and Section 408 of the Indenture.

                    (i) In the event (x) the Mortgagor fails, or fails to commence, to repair, replace or reconstruct the damaged, destroyed or condemned Mortgaged Premises within sixty (60) days after the Initial Notice when such proceeds aggregate less than $5,000,000, or (y) such proceeds exceed $5,000,000, the Mortgagee shall have the option to (A) apply such funds to the costs of repair, reconstruction and restoration of the Mortgaged Premises to a substantially equivalent condition or value existing immediately prior to such event or to a condition of at least an equivalent value, in which case such funds shall be deposited with the Trustee in the Acquisition Fund in accordance with Section 407 of the Indenture; or (B) use such proceeds to reduce any outstanding principal balance of unreimbursed draws under the Letter of Credit or other outstanding LC Indebtedness and remit the balance to the Mortgagor; or
(C) retain such proceeds (up to the amount of the Mortgagor's obligations to the Mortgagee under the Letter of Credit and the documents executed in connection therewith) as cash collateral for the Mortgagor's obligations under the Letter of Credit; or (D) redeem Bonds from moneys from the Letter of Credit pursuant to Section 301(b) of the Indenture and apply the amount of such net proceeds of any insurance, casualty or condemnation award to reimburse the Mortgagee for any draw on the Letter of Credit, but only to the extent of any such proceeds. The Mortgagee shall notify the Trustee and the Mortgagor in writing of its election within seventy (70) days after the Initial Notice.

                    (ii) The Mortgagor shall cooperate and consult with Mortgagee in all matters pertaining to the settlement or adjudication of any insurance claims and all claims and demands for damages on account of any taking or condemnation of the Mortgaged Premises or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction of the Mortgaged Premises. In no event shall the Mortgagor voluntarily settle, or consent to the settlement of, any insurance claim equal to or greater than $2,500,000 with relation to the Mortgaged Premises or any proceedings arising out of any condemnation of the Mortgaged Premises without the prior written consent of the Mortgagee, which consent will not be unreasonably withheld.

                    (iii) Damage to, destruction of or condemnation of all or a portion of the Mortgaged Premises, shall not terminate the Reimbursement Agreement, or cause any abatement of or reduction in the payments to be made by the Mortgagor or otherwise affect the respective obligations of the Authority or the Mortgagor, except as set forth in the Reimbursement Agreement.

          6.12. Required Notices. In addition to the other notices required pursuant to the terms of this Mortgage, Mortgagor shall notify Mortgagee within three (3) days of: (i) receipt of any notice from any governmental or quasi-governmental authority relating to the structure, use or occupancy of the Mortgaged Premises or alleging a violation of any Legal Requirements; (ii) a substantial change in the occupancy or use of all or any part of the Mortgaged Premises; (iii) receipt of any notice from the holder of any lien or security interest in all or any part of the Mortgaged Premises; (iv) commencement of any litigation affecting or potentially affecting the financial ability of Mortgagor or the value of the Mortgaged Premises; (v) a pending or threatened condemnation of all or any part of the Mortgaged Premises; (vi) receipt of any notice with regard to any Release of Hazardous Substances (as such terms are defined in Section 9.2. hereof) or any other environmental matter affecting the Mortgaged Premises or Mortgagor's interest therein; (vii) receipt of any request for information, demand letter or notification of potential liability from any entity relating to potential responsibility for investigation or clean-up of Hazardous Substances on the Mortgaged Premises or at any other site owned or operated by Mortgagor; (viii) receipt of any notice from any tenant of all or any part of the Mortgaged Premises alleging a default, failure to perform or any right to terminate its lease or to set-off rents; or (ix) receipt of any notice of the imposition of, or of threatened or actual execution on, any lien on or security interest in all or any part of the Mortgaged Premises.

          6.13. No Credits on Account of the Liabilities. Mortgagor shall not claim or demand or be entitled to any credit on account of the Liabilities for any part of the taxes paid with respect to the Mortgaged Premises or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Premises, or any part thereof, by reason of this Mortgage.

          6.14. Books and Records. Mortgagor shall keep and maintain complete and accurate books and records in accordance with generally accepted accounting principles, or the requirements of the Internal Revenue Code, as applicable, consistently applied, reflecting all of the financial affairs of Mortgagor and all items of income and expense in connection with the operation of the Mortgaged Premises.

          6.15. Right to Reappraise. Mortgagee shall have the right to conduct or have conducted by an independent appraiser acceptable to Mortgagee appraisals of the Mortgaged Premises in form and substance satisfactory to Mortgagee at the sole cost and expense of Mortgagor; provided, however, that except as specifically required by the Reimbursement Agreement, Mortgagor shall not be obligated to bear the expense of such appraisals so long as (i) no Event of Default exists, and (ii) such appraisals are not required by applicable law, rule or regulation or the interpretation or administration thereof by any governmental authority or comparable agency charged with the interpretation or administration thereof. The cost of such appraisals, if chargeable to Mortgagor as aforesaid, shall be added to the Liabilities and shall be secured by this Mortgage in accordance with the provisions of Section 3 hereof.

     7.   DECLARATION OF NO OFFSET.

          Mortgagor represents to Mortgagee that Mortgagor has no knowledge of any offsets, counterclaims or defenses to the Liabilities either at law or in equity. Mortgagor shall, within three (3) days upon request in person or within seven (7) days upon request by mail, furnish to Mortgagee or Mortgagee's designee a written statement in form satisfactory to

Mortgagee stating the amount due under the Liabilities and whether there are offsets or defenses against the same, and if so, the nature and extent thereof.

     8.   CHANGE IN LAWS.

          In the event of the passage, after the date of this Mortgage, of any law changing in any way the laws now in force for the taxation of mortgages or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of Mortgagee or impose upon Mortgagee the obligation to pay the whole or any part of any taxes, assessments, charges or liens ("Charges") herein required to be paid by Mortgagor, then Mortgagor shall pay the full amount of the Charges.

     9.   ENVIRONMENTAL MATTERS.

          9.1. Definitions. For purposes of this Section 9, "Applicable Environmental Laws" shall mean any and all existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health and the environment including, without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.;
(ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901, et seq.; (iii) the Clean Air Act, as amended, 42 U.S.C. 7901, et seq.;
(iv) the Clean Water Act, as amended, 33 U.S.C. 1251, et seq.; (v) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.; (vi) the New Jersey Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6, et seq. ("ISRA"); (viii) the New Jersey Spill Compensation and Control Act, as amended,
N.J.S.A. 58:10-23 11b, et seq. ("Spill Act"); (ix) the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21, et seq.; and (x) the New Jersey Water Pollution Control Act, as amended,
N.J.S.A. 58:10A-1, et seq.; provided, however, that Applicable Environmental Laws enacted after the date hereof shall be included within the representations included in this Section 9 only after the respective effective dates of such Applicable Environmental Laws, but such Applicable Environmental Laws shall be subject to any "grandfathering" provisions applicable thereto. Any terms mentioned in this Section 9 which are defined in any Applicable Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

          9.2. Representations, Warranties and Covenants. Mortgagor represents, warrants, covenants and agrees as follows:

               (a) To Mortgagor's knowledge, neither Mortgagor nor the Mortgaged Premises or any occupant thereof are in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any Applicable Environmental Law. Mortgagor shall not cause or permit the Mortgaged Premises to be in violation of, or do anything which would subject the Mortgaged Premises to any remedial obligations under, any Applicable Environmental Law, and shall promptly notify Mortgagee in writing of any existing, pending or threatened investigation or inquiry by any governmental
authority in connection with any Applicable Environmental Law.   In addition,
Mortgagor shall provide Mortgagee with copies of any and all material written communications with any governmental authority in connection with any Applicable Environmental Law, concurrently with Mortgagor's giving or receiving of same.

               (b) To Mortgagor's knowledge there are no underground storage tanks, radon, asbestos materials, polychlorinated biphenyls or urea formaldehyde insulation present at or installed in the Mortgaged Premises. Mortgagor has not caused any of the aforementioned materials to be placed or installed on the Mortgaged Premises during its period of ownership. Mortgagor covenants and agrees that if any such materials are found to be present at the Mortgaged Premises, Mortgagor shall remove or remediate the same promptly upon discovery at its sole cost and expense.

               (c) Mortgagor has taken all steps recommended by Mortgagor's engineers as stated in the environmental report and soil report delivered to Mortgagee prior to the date hereof as necessary to determine and has determined that there has been no release, spill, discharge, leak, disposal or emission (individually a "Release" and collectively, "Releases") of any Hazardous Material, Hazardous Substance or Hazardous Waste, including gasoline, petroleum products, explosives, toxic substances, solid wastes and radioactive materials (collectively, "Hazardous Substances") at, upon, under or within the Mortgaged Premises. The use which Mortgagor or any other occupant of the Mortgaged Premises makes or intends to make of the Mortgaged Premises will not result in a Release of any Hazardous Substances on or to the Mortgaged Premises. During the term of this Mortgage, Mortgagor shall take all steps necessary to determine whether there has been a Release of any Hazardous Substances on or to the Mortgaged Premises and if Mortgagor finds a Release has occurred, Mortgagor shall remove or remediate the same promptly upon discovery at its sole cost and expense.

               (d) To Mortgagor's knowledge, none of the real property owned and/or occupied by Mortgagor and located in the State of New Jersey, including without limitation, the Mortgaged Premises, has ever been used by the present or previous owners and/or operators or will be used during Mortgagor's ownership in the future to refine, produce, store, handle, transfer, process, transport, generate, manufacture, heat, treat, recycle or dispose of Hazardous Substances.

               (e) Mortgagor has not received any notice of violation, request for information, summons, citation, directive or other communication, written or oral, from the New Jersey Department of Environmental Protection and Energy or the United States Environmental Protection Agency concerning any intentional or unintentional act or omission on Mortgagor's or any occupant's part resulting in the Release of Hazardous Substances into the waters or onto the lands within the jurisdiction of the State of New Jersey or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by or within the jurisdiction of the State of New Jersey.

               (f) None of the real property owned and/or occupied by Mortgagor and located in the State of New Jersey, including without limitation, the Mortgaged Premises has been or is now being used as a Major Facility, and Mortgagor shall not use any such property as a Major Facility in the future without the prior written consent of Mortgagee. If Mortgagor ever becomes an owner or operator of a Major Facility, then Mortgagor shall furnish the New Jersey Department of Environmental Protection and Energy with all the information required by N.J.S.A. 58:10-23.11d, and shall duly file with the Director of the Division of Taxation in the New Jersey Department of Treasury a tax report or return, and shall pay all taxes due therewith, in accordance with N.J.S.A. 58:10-23.11h.

               (g) The Mortgaged Premises are not located within a "freshwater wetlands" or a "transition area", each as defined by N.J.S.A. 13:9B-3, and are not subject to the terms of the New Jersey Freshwater Wetlands Protection Act, as amended, N.J.S.A. 13:9B-1, et seq., or the rules and regulations promulgated thereunder.

               (h) Mortgagor shall not conduct or knowingly cause or permit to be conducted on the Mortgaged Premises any activity which constitutes an Industrial Establishment, as such term is defined in ISRA, without the prior written consent of Mortgagee. In the event that the provisions of ISRA become applicable to the Mortgaged Premises subsequent to the date hereof, Mortgagor shall give prompt written notice thereof to Mortgagor and shall take immediate requisite action to insure full compliance therewith. Mortgagor shall deliver to Mortgagee copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection and Energy in connection with such ISRA compliance. Mortgagor's obligation to comply with ISRA shall, notwithstanding its general applicability, also specifically apply to a sale, transfer, closure or termination of operations associated with any foreclosure action, including, without limitation, a foreclosure action brought with respect to this Mortgage.

               (i) The real property owned and/or occupied by Mortgagor and located in the State of New Jersey, including without limitation, the Mortgaged
Premises: (i) are being and have been during the period of Mortgagor's ownership operated in compliance with all Applicable Environmental Laws, and all permits required thereunder have been obtained and complied with in all respects; and (ii) do not have any Hazardous Substances present excepting such quantities of petroleum and chemical products, in proper storage containers, as are necessary for the construction or operation of the commercial business of Mortgagor and its tenants, and the usual waste products therefrom ("Permitted Substances"), all in accordance with Applicable Environmental Laws.

               (j) Mortgagor will and will cause its tenants to operate the Mortgaged Premises in compliance with all Applicable Environmental Laws and, other than Permitted Substances, will not place or permit to be placed any Hazardous Substances on the Mortgaged Premises.

               (k) No lien has been attached to or threatened to be imposed upon any revenue or any real or personal property owned by Mortgagor, including without limitation, the Mortgaged Premises, and there is no basis for the imposition of any such lien based on any governmental action under Applicable Environmental Laws. Neither Mortgagor nor any other party has been, is or will be involved in operations at the Mortgaged Premises which could lead to the imposition of environmental liability on Mortgagor, or on any subsequent or former owner of the Mortgaged Premises, or the creation of an environmental lien on the Mortgaged Premises. In the event that any such lien is filed, Mortgagor shall, within thirty (30) days from the date that Mortgagor is given notice of such lien (or within such shorter period of time as is appropriate in the event that the State of New Jersey or the United States has commenced steps to have the Mortgaged Premises sold), either: (i) pay the claim and remove the lien from the Mortgaged Premises; or (ii) furnish a cash deposit, bond or other security satisfactory in form and substance to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

               (l) In the event that Mortgagor shall cause or permit to exist a Release of Hazardous Substances into the waters or onto the lands within the jurisdiction of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by or within the jurisdiction of the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, Mortgagor shall promptly clean up such Release in accordance with the provisions of all Applicable Environmental Laws.

          9.3. Right to Inspect and Cure. Mortgagee shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Mortgagee shall deem necessary or advisable from time to time at the sole cost and expense of Mortgagor; provided, however, that Mortgagor shall not be obligated to bear the expense of such environmental inspections, audits and tests so long as (i) no Event of Default exists, and (ii) Mortgagee has no cause to believe in its sole reasonable judgment that there has been a Release or threatened Release of Hazardous Substances at the Mortgaged Premises or that Mortgagor or the Mortgaged Premises is in violation of any Applicable Environmental Law. The cost of such inspections, audits and tests, if chargeable to Mortgagor as aforesaid, shall be added to the Liabilities and shall be secured by this Mortgage. Mortgagor shall, and shall cause each tenant of the Mortgaged Premises to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying all information requested concerning the operations conducted and Hazardous Substances located at the Mortgaged Premises. In the event that Mortgagor fails to comply with any Applicable Environmental Law, Mortgagee may, in addition to any of its other remedies under this Mortgage, cause the Mortgaged Premises to be in compliance with such laws and the cost of such compliance shall be added to the sums secured by this Mortgage in accordance with the provisions of Section 3 hereof.

     10.  INDEMNIFICATION.

          10.1. Mortgagor hereby indemnifies and agrees to protect, defend and hold harmless Mortgagee, any entity which "controls" Mortgagee within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with Mortgagee, and any member, officer, director, official, agent, employee or attorney of Mortgagee, and their respective heirs, administrators, executors, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (i) disputes with any architect, general contractor, subcontractor, materialman or supplier, or on account of any act or omission to act by Mortgagee in connection with the Mortgaged Premises; (ii) losses, damages (including consequential damages), expenses or liabilities sustained by Mortgagee in connection with any environmental inspection, monitoring, sampling or cleanup of the Mortgaged Premises required or mandated by any Applicable Environmental Law;
(iii) the failure of Mortgagor to perform any obligations herein required to be performed by Mortgagor; and (iv) the ownership, construction, occupancy, operation, use or maintenance of the Mortgaged Premises.

          10.2. In case any action shall be brought against Mortgagee or any other Indemnified Party in respect to which indemnity may be sought against Mortgagor, Mortgagee or such other Indemnified Party shall promptly notify Mortgagor and Mortgagor shall assume the defense thereof, including the employment of counsel selected by Mortgagor and satisfactory to Mortgagee, the payment of all costs and expenses, and the right to negotiate and consent to settlement. The failure of Mortgagee to so notify Mortgagor shall not relieve Mortgagor of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to Mortgagee or any of the other Indemnified Parties. Mortgagee shall have the right, in its reasonable discretion, to employ separate counsel in any such action and to participate in the defense thereof, all at Mortgagor's sole cost and expense. Mortgagor shall not be liable for any settlement of any such action effected without its consent, but if settled with Mortgagor's consent, or if there be a final judgment for the claimant in any such action, Mortgagor agrees to indemnify and save harmless Mortgagee from and against any loss or liability by reason of such settlement or judgment.

          10.3. The provisions of this Section 10 shall survive the repayment or discharge of the Liabilities and the release or satisfaction of this Mortgage.

     11.  EVENTS OF DEFAULT.

          Each of the following shall constitute a default (each, an "Event of Default") hereunder:

          11.1. Non-payment when due including any grace period granted in connection therewith (if applicable) of any sum required to be paid to Mortgagee under any of the Loan Documents, including without limitation, principal and interest;

          11.2. A breach of any covenant contained in Sections 6.3, 6.4, 6.6 or 6.7 hereof;

          11.3. A failure by Mortgagor to give notice as and when due pursuant to Section 6.11 or 6.12 hereof;

          11.4. Any representation or warranty made by Mortgagor in this Mortgage or in any other Loan Document or to induce Mortgagee to enter into the transactions contemplated hereunder shall prove to be false, incorrect or misleading in any material respect as of the date when made;

          11.5. A breach by Mortgagor of any other term, covenant, condition, obligation or agreement under this Mortgage, and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Mortgagor; provided, however, that with respect to defaults other than those referenced in 11.1, 11.2, 11.3 or 11.4 hereof, in the event any such default cannot be cured within such thirty (30) day period, the applicable cure period may be extended by an additional thirty (30) days, and, thereafter for consecutive additional thirty (30) day periods, so long as Mortgagor is diligently pursuing such cure;

          11.6. An Event of Default under any of the other Loan Documents (without duplication of applicable cure period, if any);

          11.7. The (a) filing by Mortgagor of a petition seeking relief under the Federal Bankruptcy Code or any similar federal or state statute, or
(b) the granting of any such relief, or (c) filing of such a petition against such Mortgagor, which petition is not dismissed within sixty (60) days of the filing thereof; any assignment for the benefit of creditors made by Mortgagor; the appointment of a custodian, receiver, liquidator or trustee for Mortgagor or for any of the property of Mortgagor, or the taking of any action by Mortgagor to effect any of the foregoing; or if Mortgagor becomes insolvent (however defined) or is not paying its debts generally as they become due;

          11.8. Except as otherwise permitted in Section 6.6, the death, dissolution, liquidation, merger, consolidation or reorganization of Mortgagor, or the institution of any proceeding to effect any of the foregoing;

          11.9. The filing, entry or issuance after the date hereof of any judgment, execution, garnishment, attachment, distraint or lien, not covered by effective insurance, against Mortgagor or its property in excess (either singly or in the aggregate during the term of this Mortgage) of $100,000, subject to the provisions of Section 6.7(a) hereof, if applicable; or

          11.10. A default under any other obligation secured by the Mortgaged Premises or any part thereof.



     12.  REMEDIES.

          If an Event of Default shall have occurred, Mortgagee may take any of the following actions (without the obligation to marshall):

          12.1. Acceleration. Mortgagee may declare the entire amount of the Liabilities immediately due and payable, without presentment, demand, notice of any kind, protest or notice of protest, all of which are expressly waived, notwithstanding anything to the contrary contained in any of the Loan Documents and Mortgagee may exercise any and all other remedies as set forth in Section 7.2 of the Reimbursement Agreement. Mortgagee may collect interest from the date of default on the unpaid balance of the Liabilities, at the rate of interest then in effect under the Reimbursement Agreement plus three percent (3%) per annum.

          12.2.     [Intentionally Omitted].

          12.3. Foreclosure. Mortgagee may institute any one or more actions of mortgage foreclosure against all or any part of the Mortgaged Premises, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities, together with all future advances and any other sums due by Mortgagor in accordance with the provisions of this Mortgage, together with interest from the date of default at the rate then in effect under the Reimbursement Agreement plus three percent (3%) per annum, all costs of suit and attorneys' fees. In case of any sale of the Mortgaged Premises by judicial proceedings, the Mortgaged Premises may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Mortgaged Premises or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Premises.

          12.4. Appointment of Receiver. Upon or at any time after Mortgagee has the right to file an action to foreclose this Mortgage, Mortgagee may petition the court in which such action is or might be filed to appoint a receiver of the Mortgaged Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver, without regard to the then value of the Mortgaged Premises or whether the Mortgaged Premises shall be then occupied as a homestead or not, and without regard to whether Mortgagor has committed waste or allowed deterioration of the Mortgaged Premises, and Mortgagee or any agent of Mortgagee may be appointed as such receiver. Mortgagor hereby agrees that Mortgagee has a special interest in the Mortgaged Premises and absent the appointment of such receiver the Mortgaged Premises shall suffer waste and deterioration and Mortgagor further agrees that it shall not contest the appointment of a receiver and hereby so stipulates to such appointment pursuant to this paragraph. Such receiver shall have the power to perform all of the acts permitted Mortgagee pursuant to Section 12.2. above and such other powers which may be necessary or customary in such cases for the protection, possession, control, management and operation of the Mortgaged Premises during such period.

          12.5. Rights as a Secured Party. Mortgagee shall have, in addition to other rights and remedies available at law or in equity, the rights and remedies of a secured party under the Code. Mortgagee may elect to foreclose such of the Mortgaged Premises as then comprise fixtures pursuant either to the law applicable to foreclosure of an interest in real estate or to that applicable to personal property under the Code. To the extent permitted by law, Mortgagor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

          12.6. Excess Monies. Mortgagee may apply on account of the Liabilities any unexpended monies still retained by Mortgagee that were paid by Mortgagor to Mortgagee: (i) for the payment of, or as security for the payment of taxes, assessments or other governmental charges, insurance premiums, or any other charges; or (ii) to secure the performance of some act by Mortgagor.

          12.7. Other Remedies. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not any other Liabilities shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced. In addition, Mortgagee shall have the right to set-off all or any part of any amount due by Mortgagor to Mortgagee under any of the Liabilities, against any indebtedness, liabilities or obligations owing by Mortgagee or any Affiliate in any capacity to Mortgagor, including any obligation to disburse to Mortgagor any funds or other property on deposit with or otherwise in the possession, control or custody of Mortgagee.


     13.  ENFORCEMENT OF MORTGAGE.

          If, after receipt of any payment of all or any part of the Liabilities, Mortgagee is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Mortgage and the other Loan Documents shall continue in full force and effect, and Mortgagor shall be liable for, and shall indemnify, defend and hold harmless Mortgagee with respect to the full amount so surrendered. The provisions of this Section shall survive the satisfaction or release of this Mortgage and shall remain effective notwithstanding the payment of the Liabilities, the cancellation of the Reimbursement Agreement, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Mortgagee may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Mortgagee shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

     14.  MISCELLANEOUS.

          14.1. Remedies Cumulative. The rights and remedies of Mortgagee as provided in this Mortgage or in any other Loan Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Mortgagee at law or in equity. The failure, at any one or more times, of Mortgagee to assert the right to declare the Liabilities due, grant any extension of time for payment of the Liabilities, take other or additional security for the payment thereof, release any security, change any of the terms of the Loan Documents, or waive or fail to exercise any right or remedy under any Loan Document shall not in any way affect this Mortgage or the rights of Mortgagee.

          14.2. Integration. This Mortgage and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

          14.3. Attorneys' Fees and Expenses. If Mortgagee retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving Mortgagor's title to the Mortgaged Premises or the security interest intended to be granted hereby, or for examination of matters subject to Mortgagee's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Mortgagee shall forthwith become due and payable, on demand, and shall be secured hereby.


          14.4. No Implied Waiver. Mortgagee shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Mortgagee, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

          14.5. Severability. The illegality or unenforceability of any provision of this Mortgage or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Mortgage or any instrument or agreement required hereunder.

          14.6. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Mortgage shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns and are intended and shall be held to be real covenants running with the land.

          14.7. Modifications. This Mortgage may not be supplemented, extended, modified or terminated except by an agreement in writing and signed by Mortgagor and Mortgagee.

          14.8. Affiliate. As used herein, "Affiliate" shall mean First Fidelity Bancorporation and any of its direct and indirect affiliates and subsidiaries.

          14.9. Commercial Loan. Mortgagor represents and warrants that the loans or other financial accommodations included as Liabilities secured by this Mortgage were obtained solely for the purpose of carrying on or acquiring a business or commercial investment and not for residential, consumer or household purposes.

          14.10. Modification of Mortgage. This Mortgage is subject to "modification" as such term is defined in P.L. 1985 c.353 (N.J.S.A. 46:9-8.1, et seq.) and shall be subject to the priority provisions thereof.

          14.11. No Joint Venture. Nothing herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Mortgagor and Mortgagee. Nothing in this Mortgage shall be construed to make Mortgagee liable to anyone or goods delivered or services performed by Mortgagee upon the Mortgaged Premises or for debts or claims accruing to Mortgagee against Mortgagor.

          14.12. Captions. The captions contained herein are not a part of this Mortgage. They are only for the convenience of the parties and do not in any way modify, amplify, or give full notice of any of the terms, covenants or conditions of this Mortgage.

          14.13. Time is of the Essence. Whether or not elsewhere herein expressly stated, all dates and times for performance herein set forth shall be of the essence of this Mortgage.

          14.14. Sole Discretion of Mortgagor. It is understood and agreed that the Mortgagee shall have, with respect to all matters herein which must be approved by or be acceptable or satisfactory to Mortgagee or which may be determined by or consented to by Mortgagee, including, but not limited to, any conditions, provisions, agreements, contracts, documents, surveys, reports, legal opinions, and title requirements, the sole discretion to determine the acceptability thereof to Mortgagee, but such sole discretion shall not be interpreted by Mortgagee as justifying arbitrary rejection but will connote a reasonable application of judgment, taking into consideration institutional lending practices and commercial custom in major commercial real estate transactions.

          14.15. Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          14.16. Jurisdiction. Mortgagor irrevocably appoints each and every owner, partner and/or officer of Mortgagor as its attorneys upon whom may be served, by regular or certified mail at the address set forth in this Mortgage, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Mortgage or any of the other Loan Documents; and Mortgagor hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of New Jersey or in the United States District Court for any District of New Jersey by service of process on any such owner, partner and/or officer; and Mortgagor agrees that the courts of the State of New Jersey and the United States District Court for any District of New Jersey shall have jurisdiction with respect to the subject matter hereof and the person of Mortgagor and all collateral securing the obligations of Mortgagor. Mortgagor agrees not to assert any defense to any action or proceeding initiated by Mortgagee based upon improper venue or inconvenient forum. Mortgagor agrees that any action brought by Mortgagor shall be commenced and maintained only in a court in the federal judicial district or county in which Mortgagee has a place of business in New Jersey.

          14.17. Notices. All notices and communications under this Mortgag e shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), (c) telecopier to the number listed in this Mortgage, or (d) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Mortgage. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; (iii) if by telecopier, when transmitted, with confirmation of receipt obtained by the sender; or (iv) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

          14.18. Governing Law. This Mortgage shall be governed by and construed in accordance with the substantive laws of the State of New Jersey without reference to conflict of laws principles.

          14.19. Waiver of Jury Trial. MORTGAGOR AND MORTGAGEE AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY MORTGAGEE OR MORTGAGOR, ON OR WITH RESPECT TO THIS
MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES
WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. MORTGAGEE AND MORTGAGOR EACH HEREBY KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. MORTGAGOR ACKNOWLEDGES AND AGREES
THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS MORTGAGE AND THAT MORTGAGEE WOULD NOT EXTEND CREDIT TO MORTGAGOR IF THE WAIVERS
SET FORTH IN THIS SECTION WERE NOT A PART OF THIS MORTGAGE.

     15.  DEFEASANCE.

          If Mortgagor indefeasibly pays to Mortgagee the full amount of the Liabilities, including all interest accrued thereon and all fees and costs incurred in connection therewith, and, until such time as such payment has become indefeasible, keeps all the other covenants and agreements contained herein and in the Reimbursement Agreement and the other Loan Documents, and if Mortgagor shall also pay all satisfaction costs and the cost of recording a discharge and, if appropriate, a power-of-attorney to satisfy this Mortgage, then and from thenceforth this Mortgage and the estate hereby created, granted, transferred and assigned shall cease and become void.

          IN WITNESS WHEREOF, Mortgagor, intending to be legally bound, has duly executed and delivered this Mortgage and Security Agreement as of the day and year first above written.

ATTEST:                            BURLINGTON COAT FACTORY
                                   WAREHOUSE OF NEW JERSEY, INC.


By:____________________________    By:________________________________

  Name: Robert L. LaPenta, Jr.       Name:  Mark A. Nesci
  Title: Assistant Secretary         Title: Vice President



[SEAL]

                               SCHEDULE "A"

                     DESCRIPTION OF MORTGAGED PREMISES


Street Address:     1830 Route 130, Burlington, NJ  08016

Parcel Number:

Legal Description:  See Exhibit A-1

                         CORPORATE ACKNOWLEDGMENT

STATE OF NEW JERSEY           :
                              :    SS.:
COUNTY OF BURLINGTON          :


          On this, the ___ day of August, 1995 before me, the undersigned officer, personally appeared _________________________ who acknowledged himself/herself to be a _________________________ of Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey corporation, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument on behalf of the corporation for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.




___________________________________
                                        Notary Public

[Notarial Seal]


My Commission Expires: